UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2017

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Adoption of Compensatory Plan.

On March 24, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Capital Senior Living Corporation (the “Company”) approved the Company’s 2017 Incentive Compensation Plan (the “Plan”). The Plan provides performance bonus opportunities to members of the Company’s executive management team, including certain eligible named executive officers (collectively, the “Participants”), based upon achievement of corporate and individual goals established by the Compensation Committee for the year ending December 31, 2017.

Pursuant to the Plan, the Company’s Chief Executive Officer and Chief Financial Officer are eligible to receive a target cash performance bonus equal to 80% and 50%, respectively, of their base salaries for 2017 based upon the Company’s achievement of two corporate goals for the year ending December 31, 2017.

•	First, of that target cash bonus percentage attributable to the achievement of corporate goals, 48% and 30% for our Chief Executive Officer and Chief Financial Officer, respectively, is based on the Company’s achievement of a Cash Flow From Operations (“CFFO”) per outstanding share target for 2017. Achievement of the target level of CFFO per share will result in the Company’s Chief Executive Officer and Chief Financial Officer receiving a bonus equal to 48% and 30%, respectively, of their base salaries for 2017. Achievement of 85% of the target level of CFFO per share will result in 50% of the portion of the award subject to such performance target being earned by the Participants. If this 85% threshold level of CFFO per share performance is attained but the target level is not attained, the earned portion of the award subject to CFFO per share performance will be prorated between 50% and 100% based upon the actual CFFO per share results reported in 2017. Achievement of 115% of the target level of CFFO per share will result in 150% of the portion of the award subject to such performance target being earned by the Participants. If this 115% maximum level of CFFO per share performance is not attained but the target level is exceeded, the earned portion of the award subject to CFFO per share performance will be prorated between 100% and 150% based upon the actual CFFO per share results reported in 2017.

•	Second, of that target cash bonus percentage attributable to the achievement of corporate goals, 32% and 20% for our Chief Executive Officer and Chief Financial Officer, respectively, is based on the Company’s achievement of an Adjusted EBITDAR target for 2017. Achievement of the target level of Adjusted EBITDAR will result in the Company’s Chief Executive Officer and Chief Financial Officer receiving a bonus equal to 32% and 20%, respectively, of their base salaries for 2017. Achievement of 85% of the target level of Adjusted EBITDAR will result in 50% of the portion of the award subject to such performance target being earned by the Participants. If this 85% threshold level of Adjusted EBITDAR performance is attained but the target level is not attained, the earned portion of the award subject to Adjusted EBITDAR performance will be prorated between 50% and 100% based upon the actual Adjusted EBITDAR results reported in 2017. Achievement of 115% of the target level of Adjusted EBITDAR performance will result in 150% of the portion of the award subject to such performance target being earned by the Participants. If this 115% maximum level of Adjusted EBITDAR performance is not attained but the target level is exceeded, the earned portion of the award subject to Adjusted EBITDAR performance will be prorated between 100% and 150% based upon the actual Adjusted EBITDAR results reported in 2017.

In addition, the Company’s Chief Executive Officer and Chief Financial Officer are eligible to receive a cash performance bonus of up to 30% and 20%, respectively, of their base salaries for 2017 based upon the achievement of certain objective individual goals for the year ending December 31, 2017, which are within such Participant’s sphere of influence, including a CFFO per outstanding share performance target similar to that described above for both the Company’s Chief Executive Officer and Chief Financial Officer and a general and administrative expenses performance target for the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2017	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer